Exhibit 99.1

Armata Pharmaceuticals Announces $20 Million Investment to Support Advancement of the Company’s Bacteriophage Development Programs

MARINA DEL REY, California, January 27, 2021 – Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a biotechnology company focused on pathogen-specific bacteriophage therapeutics for antibiotic-resistant and difficult-to-treat bacterial infections, today announced that it has entered into a securities purchase agreement to sell Armata common stock and warrant securities to Innoviva Strategic Opportunities LLC, a wholly-owned subsidiary of Innoviva, Inc. (Nasdaq: INVA) (collectively, “Innoviva”), Armata’s largest shareholder. The gross proceeds to the Company from the transaction are expected to be approximately $20 million, before deducting the advisor’s fee and other estimated offering expenses payable by the Company.

Armata intends to use the net proceeds for the ongoing advancement of its bacteriophage development programs, including its FDA cleared first-in-human study, SWARM-P.a., which is evaluating the Company’s lead phage product candidate, AP-PA02, as a potential treatment for Pseudomonas aeruginosa airway infections in cystic fibrosis patients, as well as for general working capital. In addition, the Company expects to initiate a second clinical trial related to another product candidate, AP-SA02, a phage targeting Staphylococcus aureus, in patients with complicated bacteremia later this year.

"Multi-drug resistant bacterial infections are a serious and growing public health threat, and with two strong therapeutic candidates and a robust team to drive clinical development, we believe we are well positioned to be a leader in the innovative field of phage therapy,” said Todd R. Patrick, Chief Executive Officer of Armata. “We are grateful for this continued financial support from Innoviva and pleased that they share our vision for the great potential of bacteriophage therapeutics.

“The proceeds from this transaction, together with our cash on hand and the $20 million in non-dilutive contract awards received in 2020, place us in a strong financial position to achieve meaningful clinical milestones this year and next,” Mr. Patrick concluded.

Pursuant and subject to the terms and conditions of the securities purchase agreement and related agreements, Innoviva will purchase approximately 6.2 million newly issued shares of Armata's common stock, at a price of $3.25 per share, and warrants to purchase up to approximately 6.2 million additional shares of Armata's common stock, with an exercise price of $3.25 per share.  The stock purchases are expected to occur in two tranches.  Upon execution, Innoviva purchased approximately 1.9 million shares of common stock and warrants to purchase approximately 1.9 million shares of common stock for an aggregate purchase price of approximately $6.1 million.  At the closing of the second tranche, upon Armata stockholders voting in favor of the transaction, Innoviva will purchase approximately 4.3 million shares of common stock and warrants to purchase approximately 4.3 million shares of common stock for an aggregate purchase price of $13.9 million.

Subject to the satisfaction of certain closing conditions, including the approval of Armata's stockholders, the second closing contemplated by the securities purchase agreement is expected to occur at the end of the first quarter of 2021. The shareholders of Armata will receive a proxy statement seeking approval of the second closing in the coming weeks.

Armata expects to achieve the following milestones in 2021 and 2022:

•	Complete the single ascending dose (SAD) cohort of the SWARM-P.a. Phase 1b/2a clinical trial evaluating AP-PA02 as a potential treatment for Pseudomonas aeruginosa infections in the coming months.

•	Initiate and complete the multiple ascending dose (MAD) cohort of Swarm-P.a. trial in late 2021/early 2022.

•	Initiate a Phase 1b/2 clinical trial evaluating AP-SA02 as a potential treatment for Staphylococcus aureus bacteremia.

•	Initiate at least one additional clinical trial using either of its two lead phage product candidates in an additional indication.

Armata received legal advice in the transaction from Thompson Hine LLP, and Ladenburg Thalmann & Co., Inc. acted as financial advisor.

Willkie Farr & Gallagher LLP provided legal advice to Innoviva.

This release does not constitute an offer to sell or the solicitation of an offer to buy any security.  The shares offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the securities act and applicable state securities laws or an applicable exemption from registration requirements.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. In addition, in collaboration with Merck, known as MSD outside of the United States and Canada, Armata is developing proprietary synthetic phage candidates to target an undisclosed infectious disease agent. Armata is committed to advancing phage with drug development expertise that spans bench to clinic including in-house phage specific GMP manufacturing.

Forward Looking Statements

This communication contains "forward-looking" statements, including, without limitation, statements related to the use of proceeds from the securities offering, Armata’s bacteriophage development programs, Armata’s ability to meet expected milestones, Armata's ability to be a leader in the development of phage-based therapeutics, and statements related to the timing and results of clinical trials, including the anticipated initiation of clinical trials of AP-PA02 and AP-SA02, Armata's ability to develop new products based on bacteriophages and synthetic phages, and Armata's expectations for performance of Armata's therapeutic candidates based on Armata's recent nonclinical work. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of Armata's lead clinical candidates, AP-PA02 and AP-SA02, to be more effective than previous candidates; Armata's ability to expedite development of AP-PA02; Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; the Company's expected market opportunity for its products; Armata's ability to sufficiently fund its operations as expected, including obtaining additional funding as needed; and any delays or adverse events within, or outside of, Armata's control, caused by the recent outbreak of COVID-19. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 19, 2020, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Steve Martin

Armata Pharmaceuticals, Inc.

ir@armatapharma.com

858-800-2492

Armata Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569